As filed with the Securities and Exchange Commission on May 31, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sapient Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-3130648
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

25 First Street, Cambridge, MA	02141
(Address of principal executive offices)	(Zip code)

2005 Employee Stock Purchase Plan
(Full title of the plan)

Jane E. Owens
General Counsel
Sapient Corporation
25 First Street
Cambridge, MA 02141
(617) 261-0200
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Keith F. Higgins, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Share(1)	Aggregate Offering Price(1)	Registration Fee

Common Stock, $.01 par value per share,	2,074,000 shares(2)	$7.80	$16,177,200	$1,905

(1)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq National Market on May 26, 2005.

(2)	Consists of 2,074,000 shares issuable under the registrant’s 2005 Employee Stock Purchase Plan. Following the expiration of the Registrant’s 2002 Employee Stock Purchase Plan, the unissued balance of shares issuable under the Registrant’s 2002 Employee Stock Purchase Plan (up to 276,248 shares) will be issuable under the Registrant’s 2005 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Sapient Corporation (the “Registrant”) hereby incorporates the following documents herein by reference:

(a)	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 16, 2005.

(b)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2005.

(c)	The description of the Common Stock, $.01 par value per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on March 26, 1996, as amended by Form 8-A/A filed with the Commission on March 28, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced by the Registrant to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     The Registrant’s Second Amended and Restated Certificate of Incorporation further provides that indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     The Registrant’s Second Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Registrant’s Second Amended and Restated Certificate of Incorporation further provides that the registrant’s directors and officers shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law. It also provides that the Registrant shall not indemnify a person in connection with an action that was initiated by the person, unless the initiation of the action was approved by the directors.

     All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of Sapient Corporation (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, File No. 000-28074).

4.2	Amended and Restated By-laws of Sapient Corporation (previously filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, File No. 000-28074).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 31st day of May, 2005.

SAPIENT CORPORATION

By:	/s/ Jerry A. Greenberg

Jerry A. Greenberg
Co-Chairman and Co-Chief Executive Officer

By:	/s/ J. Stuart Moore

J. Stuart Moore
Co-Chairman and Co-Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jerry A. Greenberg and J. Stuart Moore, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Sapient Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jerry A. Greenberg	Co-Chairman, Co-Chief Executive Officer and Director	May 31, 2005
Jerry A. Greenberg	(Principal Executive Officer)

/s/ J. Stuart Moore	Co-Chairman, Co-Chief Executive Officer and Director	May 31, 2005
J. Stuart Moore	(Principal Executive Officer)

Signature	Title	Date
/s/ Scott J. Krenz	Chief Financial Officer	May 31, 2005
Scott J. Krenz	(Principal Financial Officer)

/s/ Terry E. Hazel	Chief Accounting Officer	May 31, 2005
Terry E. Hazel	(Principal Accounting Officer)

Director
Dennis H. Chookaszian

Director
Jeffrey M. Cunningham

/s/ Darius W. Gaskins, Jr	Director	May 31, 2005
Darius W. Gaskins, Jr

/s/ Gary S. McKissock	Director	May 31, 2005
Gary S. McKissock

/s/ Bruce D. Parker	Director	May 31, 2005
Bruce D. Parker

EXHIBIT INDEX

4.1	Second Amended and Restated Certificate of Incorporation of Sapient Corporation (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, (File No. 000-28074).

4.2	Amended and Restated By-laws of Sapient Corporation (previously filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, (File No. 000-28074).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).